Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
Torbay Holdings, Inc. and Subsidiaries

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-131028) of Torbay Holdings, Inc., of our report dated April 18, 2006, relating to the consolidated financial statements for the year ended December 31, 2005, which appears in this Annual Report on Form 10-KSB.

/s/ Weinberg & Company, P.A.

WEINBERG & COMPANY, P.A.
Certified Public Accountants

Boca Raton, Florida
May 2, 2007